Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACTS:	R. Jordan Gates	Bradley S. Powell
		President and Chief Operating Officer	Senior Vice President and Chief Financial Officer
		(206) 674-3427	(206) 674-3412
FOR IMMEDIATE RELEASE
_____________________________________________________________________________________________

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $0.32

SEATTLE, WASHINGTON - May 9, 2014, Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $0.32 per share, payable on June 16, 2014 to shareholders of record as of June 2, 2014.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 185 full-service offices and numerous satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing distribution and customized logistics solutions.